UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KIRKLAND’S, INC.

_________________________________________________

(Name of registrant as specified in its charter)

_________________________________________

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Amy E. Sullivan

President, Chief Executive Officer and Director

November 8, 2024

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Kirkland’s, Inc. (the “Company,” “we,” “us,” or “our”), which will be held at 9:00 a.m., Central Time, on Monday, December 23, 2024 at the Company’s headquarters, 5310 Maryland Way, Brentwood, Tennessee 37027. The doors will open at 8:30 a.m., Central Time. Our directors and management team will be available to answer questions.

We are calling this Special Meeting to ask you to approve our issuance of common stock to Beyond, Inc. (“Beyond”), which transaction should enable strong collaboration between our two companies and leverage the strengths of each business. We believe Beyond’s investment in our Company and our exclusive license to operate Bed Bath & Beyond neighborhood stores will allow us to expand our real estate footprint, strategically open both Kirkland’s and Bed Bath & Beyond stores, and introduce Kirkland’s to new customers in a cost-efficient manner. Beyond has digital and technical expertise that should allow us to upgrade our digital experience and ensure our e-Commerce technology meets our customers’ online shopping expectations. We are excited about this new partnership and the opportunities that lie ahead for us, and we ask for your support in approving this transaction.

The Notice of Special Meeting, Proxy Statement and proxy card accompanying this letter describe the proposed transaction in greater detail. The Notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com. We encourage you to read our proxy statement accompanying this notice prior to voting your shares. Only shareholders listed on the Company’s records at the close of business on the record date, which is November 5, 2024, are entitled to vote on the matters presented at the Special Meeting (or any adjournment or postponement thereof).

We hope you will be able to join us at the Special Meeting. Whether or not you plan to attend, we encourage you to vote and submit your proxy prior to the Special Meeting by following the instructions described in the Proxy Statement. You may vote in advance of the Special Meeting via the Internet, by telephone or, if you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. If you attend the Special Meeting, your shares will be voted as instructed in your proxy, or you may withdraw your proxy at the Special Meeting and vote your shares in person.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll-free at (877) 629-6355. Banks and brokers may call (212) 297-0720.

I look forward to seeing you at the Special Meeting.

Sincerely,

Amy E. Sullivan
President, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Monday, December 23, 2024

9:00 a.m. Central Time

Kirkland’s Home Corporate Office

5310 Maryland Way

Brentwood, TN 37027

November 8, 2024

Dear Shareholder:

You are invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Kirkland’s, Inc. (the “Company,” “we,” “us,” or “our”). We will hold the Special Meeting at the time and place noted above. At the Special Meeting, we will ask you to:

•
Approve, subject to certain conditions, the issuance of shares of common stock to Beyond, Inc. pursuant to Nasdaq Listing Rules 5635(b) and 5635(d) (the “Beyond Proposal”); and
•
Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal (the “Adjournment Proposal”).

These matters are more fully described in the Proxy Statement accompanying this notice. Only shareholders listed on the Company’s records at the close of business on the record date, which is November 5, 2024, are entitled to vote on the matters presented at the Special Meeting (or any adjournment or postponement thereof).

Your vote is important. To be sure your shares are voted and represented at the Special Meeting, please vote and submit your proxy prior to the Special Meeting by following the instructions described in the Proxy Statement. You may vote in advance of the Special Meeting via the Internet, by telephone or, if you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. As we are providing access to our proxy materials over the Internet, shareholders will receive a “Notice of Internet Availability of Proxy Materials” which contains detailed instructions as to how shareholders can access the proxy materials and vote their shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 23, 2024.

THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT ARE AVAILABLE AT www.proxyvote.com.

By order of the Board of Directors,

Carter R. Todd
Senior Vice President, General Counsel
and Corporate Secretary
Kirkland’s, Inc. 5310 Maryland Way Brentwood, TN 37027

IMPORTANT INFORMATION

It is important that your shares be represented at the Special Meeting. You are cordially invited to attend the Special Meeting in person. If you plan to attend the Special Meeting, you must have an admission ticket or other proof of share ownership as of the close of business on November 5, 2024, the record date for the Special Meeting.

You will not be admitted to the Special Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a shareholder who held Kirkland’s common stock as of the record date for the Special Meeting.

Registration will begin at 8:30 a.m., Central Time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Special Meeting. If your shares (or the shares of the shareholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Special Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the shareholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Special Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the Special Meeting.

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Okapi Partners LLC (“Okapi”), our proxy solicitor, at:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Banks and Brokers Call: (212) 297 -0720

All Others Call Toll-Free: (877) 629-6355

Email: info@okapipartners.com

i

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “believe,” “can,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “possible,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this Proxy Statement include, but are not limited to, the Company’s ability to consummate the transactions described herein and satisfy applicable closing conditions, including the receipt of its shareholders’ approval of the Beyond Proposal. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in the Company’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the risk of the Company’s shareholders not approving the transactions described herein, the occurrence of any event, change or other circumstances that could result in the Subscription Agreement being terminated or the transactions described herein not being completed on the terms reflected in the Subscription Agreement, or at all, and uncertainties as to the timing of the consummation of the transactions described herein; the ability of each party to consummate the transactions described herein; risks related to optional conversion of the convertible note under the Beyond Credit Agreement; risks related to the Collaboration Agreement and the Trademark License Agreement; the effect of the announcement or pendency of the transactions on the Company’s business relationships, operating results and business generally; risks related to the Special Meeting diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the transactions described herein; potential litigation relating to the transactions described herein, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned in the Collaboration Agreement; the ability of the Company to successfully open Bed Bath & Beyond stores; the ability of each company to successfully market their products to the other company’s customers and to implement its plans, forecasts and other expectations with respect to its business after the completion of the transaction and realize additional opportunities for growth and innovation; and other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024 and subsequent filings. All information provided in this Proxy Statement is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this Proxy Statement.

ii

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (the “Board of Directors” or the “Board”) of Kirkland’s, Inc. (“Kirkland’s,” the “Company,” “we,” “us” or “our”) is soliciting proxies for use at our Special Meeting of Shareholders to be held on December 23, 2024 (the “Special Meeting”) and any adjournments of that Special Meeting. This Proxy Statement and the accompanying form of proxy card are first being made available to our shareholders on or about November 8, 2024.

As permitted by the rules of the SEC, we have elected to provide our shareholders with access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (a “Notice of Internet Availability”) was mailed on or about November 8, 2024 to our shareholders of record as of the close of business on November 5, 2024, the record date for the Special Meeting. This Notice of Internet Availability contains instructions on how to access and read this Proxy Statement and how to vote. If you received a Notice of Internet Availability by mail, you will not receive printed copies of the proxy materials in the mail, unless you request them by following the instructions in the Notice of Internet Availability. In addition, shareholders may request to receive copies of the proxy materials in printed form by mail on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.

Agenda Items

The agenda for the Special Meeting is to:

1.
Approve, subject to certain conditions, the issuance of shares of common stock to Beyond, Inc. pursuant to Nasdaq Listing Rules 5635(b) and 5635(d) (the “Beyond Proposal”); and
2.
Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal (the “Adjournment Proposal”).

Who Can Vote

You can vote at the Special Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date, which is the close of business on November 5, 2024. You will have one vote for each share of Common Stock that you held as of the close of business on the record date. As of November 5, 2024, there were 13,117,942 shares of Common Stock outstanding and entitled to vote.

List of Registered Shareholders

A list of registered shareholders entitled to vote at the Special Meeting will be made available for examination by any shareholder for any purpose related to the Special Meeting beginning two business days after the date of the notice of the Special Meeting, and will be available at the Special Meeting. Shareholders may inspect the list by contacting our Corporate Secretary at our principal executive offices, located at 5310 Maryland Way, Brentwood, TN 37027.

How to Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•
In Person. If you choose to vote in person, you can attend the Special Meeting and cast your vote in person;
•
Voting By Mail. If you choose to vote by mail, complete the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Special Meeting;

•
Voting By Telephone. If you choose to vote by telephone, call 1-800-690-6903 and follow the instructions to vote your shares; or
•
Voting on the Internet. If you choose to vote on the Internet, visit www.proxyvote.com and follow the instructions to vote your shares.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of the following ways:

•
In Person. If you choose to vote in person at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Special Meeting. You can then come to the Special Meeting and cast your vote in person;
•
Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or
•
Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Shareholders of record receive a Notice of Internet Availability or, if requested, paper copies of the proxy materials, including a proxy card, from the Company, whereas shareholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the Notice of Internet Availability or proxy materials, together with a voting instruction form, from the bank or broker. If you are a shareholder of record, and properly complete your proxy card and send it to the Company prior to the vote at the Special Meeting, or submit your proxy electronically over the Internet or by telephone before voting closes, your shares will be voted as you have directed. If you sign and return the proxy card prior to the Special Meeting, but do not make specific choices, your shares will be voted in accordance with the recommendations of the Board of Directors: FOR the Beyond Proposal and FOR the Adjournment Proposal. We do not know of any other matters to come before the Special Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Quorum Requirement

We need a quorum of shareholders to hold a valid Special Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Special Meeting either attend the Special Meeting in person or are represented by proxy. On the record date for the Special Meeting, there were 13,117,942 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 6,558,971 shares must be present or represented by proxy at the Special Meeting to establish a quorum. Abstentions are counted as present for the purpose of establishing a quorum.

Vote Required for Action and Abstention

If a quorum is established, the Beyond Proposal and the Adjournment Proposal and any other actions properly presented at the Special Meeting are approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Shares represented by proxies that are properly marked “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the Special Meeting. Shares represented by proxies that abstain from voting on the Beyond Proposal or the Adjournment Proposal will not have any effect on the outcome of those votes.

Broker Non-Votes

A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the beneficial owner of the shares by a specified date before the Special Meeting and such brokerage firms do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. Because each of the Beyond Proposal and the Adjournment Proposal are considered non-routine matters and broker discretionary voting on these matters is prohibited, a broker non-vote cannot occur at the Special Meeting and such shares will not be considered present for the purposes of establishing a quorum. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Common Stock.

Announcement of Special Meeting Voting Results

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Special Meeting. If final voting results are not available to us within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the initial Current Report on Form 8-K as soon as they become available.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•
Submitting a later-dated proxy by mail or a later-dated vote by telephone or over the Internet;
•
Sending a written notice to the Corporate Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Special Meeting to: Kirkland’s, Inc., 5310 Maryland Way, Brentwood, TN, 37027, Attention: Carter R. Todd, Senior Vice President, General Counsel and Corporate Secretary; or
•
Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Special Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•
Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;
•
Submitting a later-dated vote by telephone or over the Internet in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or
•
Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Special Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Special Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please call Okapi Partners LLC, our proxy solicitor, toll-free at (877) 629-6355. Banks and brokers may call (212) 297-0720.

II. THE PROPOSALS TO BE VOTED ON

Proposal 1 — The Beyond Proposal

On October 21, 2024, we entered into a strategic partnership with Beyond, Inc. (NYSE: BYON) (“Beyond”) to enable cohesive collaboration between the two companies including Beyond providing additional financing to the Company and the companies working together on a number of operating arrangements. The below descriptions of the Beyond Credit Agreement, Subscription Agreement, Investor Rights Agreement, Collaboration Agreement and Trademark License Agreement (as defined below) do not purport to be complete and are qualified in their entirety by reference to the agreements, which are attached as Exhibits 10.1 through 10.5 in our Current Report on Form 8-K filed with the SEC on October 21, 2024.

On October 21, 2024, the Company entered into a $17 million Term Loan Credit Agreement (the “Beyond Credit Agreement”), among Kirkland’s Stores, Inc. (“Lead Borrower”), as lead borrower, Kirkland’s Texas, LLC, as a borrower, the Company, as a guarantor, Kirkland’s DC, Inc., as a guarantor and Beyond as administrative agent and lender. The term loans arising under the Beyond Credit Agreement were funded on October 21, 2024. The Beyond Credit Agreement consists of (i) an $8.5 million term loan (the “Convertible Term Loan”) that (A) prior to shareholder approval, at the election of Beyond can be converted into no more than 2,609,215 shares of our common stock, no par value (the “Common Stock”) at a price of $1.85 per share and (B) upon shareholder approval would automatically convert into Common Stock at a price of $1.85 per share and (ii) an $8.5 million term loan (the “Non-Convertible Term Loan”) that is non-convertible. The maturity date of the Non-Convertible Term Loan is September 30, 2028, and the maturity date of the Convertible Term Loan is 180 days after the closing of the Beyond Credit Agreement, or if shareholder approval is not obtained, the maturity date of the Convertible Term Loan will be extended to September 30, 2028. The obligations arising under the Beyond Credit Agreement are guaranteed by the Company and certain of its subsidiaries and secured by a lien on substantially all of the assets of the Company and its subsidiaries (subject to customary exceptions). The Convertible Term Loan and Non-Convertible Term Loan are each subordinated to the Lead Borrower’s existing $90 million revolving credit facility with Bank of America, N.A, which, like the Beyond Credit Agreement, is guaranteed by the Company and certain of its subsidiaries and secured by a lien on substantially all of the assets of the Company and its subsidiaries (subject to customary exceptions).

In addition, on October 21, 2024, the Company and Beyond entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Beyond will purchase $8 million of our Common Stock at a price of $1.85 per share for a total of 4,324,324 shares upon the approval of our shareholders; provided that the amount of the subscription is capped such that Beyond may not, immediately following the closing, own more than 40% of the outstanding shares of Common Stock of the Company on a post-transaction basis. Any amount of the subscription in excess of the cap would be added to the Non-Convertible Term Loan under and in accordance with the terms of the Beyond Credit Agreement.

During the Standstill Period (as defined below), Beyond may not transfer the purchased shares (inclusive of shares issued upon conversion of the convertible note) to any person without the consent of the Company, provided that Beyond may, without the consent of the Company, transfer purchased shares: (i) to an affiliate of Beyond, (ii) to any person so long as the transfer represents less than 10% of the outstanding capital stock of the Company (provided that transfers to Company competitors are restricted), (iii) pursuant to a tender offer, exchange offer, merger, recapitalization, or similar material transaction or (iv) pursuant to an underwritten offering or Rule 144 under the Securities Act.

Pursuant to an investor rights agreement (the “Investor Rights Agreement”), Beyond will be subject to a standstill obligation that, among other things, generally restricts Beyond’s ability to acquire more than 40% of our stock, take affirmative actions, solicit proxies, engage in voting campaigns, engage in “group” activity for SEC purposes with any other person other than its affiliates, effect any tender offer, present shareholder proposals, make any public statement regarding material changes to the Company’s Board, management or securities. The “Standstill Period” will continue until the earlier of (a) the later of the two-year anniversary of the Investor Rights Agreement and the date Beyond no longer holds at least 5% of the outstanding Common Stock, or (b) a change of control of the Company.

The Company is required to hold a special meeting of the shareholders on or before April 16, 2025, for purposes of approving the mandatory conversion of the convertible note and the issuance of shares of Common Stock under the Subscription Agreement pursuant to Nasdaq Listing Rules 5635(b) and (d).

Pursuant to the Investor Rights Agreement, after the closing of the stock purchase pursuant to the Subscription Agreement, Beyond will have the right to designate two nominees for appointment to our Board of Directors. This right will remain in place so long as Beyond owns at least 20% of our outstanding Common Stock. If Beyond drops below that amount, it will have the right to designate one person for appointment to our Board of Directors so long as it continues to own at least 5% of our Common Stock. The Company’s Board of Directors is expected to remain at six Directors following shareholder approval, and if the size of the Board is increased, Beyond will be entitled to maintain proportionate representation. In addition to the Board designation rights described above, Beyond will also have the right to a board observer during the term of the Beyond Credit Agreement and for so long as it continues to own at least 5% of our Common Stock. In addition, as part of its stock purchase, Beyond will have customary demand and piggyback registration rights with respect to the purchased shares.

The Company also entered into a collaboration agreement on October 21, 2024 with Beyond (the “Collaboration Agreement”), which agreement outlines the parties’ intentions to collaborate on numerous operating arrangements, including joint marketing activities, e-commerce support and consulting provided by Beyond to us, our provision of sourcing support with respect to Beyond’s e-commerce platforms, the sale of our products the Bed Bath & Beyond and Overstock.com e-commerce platforms operated by Beyond, our exclusive operating rights for neighborhood format Bed Bath & Beyond brick-and-mortar retail store locations in the U.S. under the Trademark License Agreement (defined in the paragraph below), the Company selling merchandise in Bed Bath & Beyond-branded spaces within existing Company stores under the Trademark License Agreement, and other collaboration arrangements. Under the Collaboration Agreement, we will pay Beyond a quarterly collaboration fee equal to 0.25% of our quarterly retail and e-commerce revenue starting in the first fiscal quarter of fiscal 2025 for the remaining term of the seven-year Collaboration Agreement. The Company’s obligation to pay this fee will extend an additional two years beyond the Collaboration Agreement if any obligations arising under the Beyond Credit Agreement are still outstanding as of the expiration or termination of the Collaboration Agreement. We will also pay to Beyond an incentive fee equal to 1.5% of our incremental growth in e-commerce revenue during the term of the Collaboration Agreement.

Additionally, on October 21, 2024, the Company entered into a trademark license agreement with Beyond (the “Trademark License Agreement”), which grants us an exclusive license to operate small format, neighborhood brick-and-mortar retail stores in the U.S. under licensed Beyond-owned trademarks, and a non-exclusive license to sell merchandise in Bed Bath & Beyond-branded spaces within existing Company stores (or “shop-within-a-shops”) as agreed on with Beyond. We will pay royalty fees as a percentage of net sales generated through these licensed retail stores or branded “shop-within-a-shops” during the term of the Collaboration Agreement, with that rate increasing as a percentage of net sales after the Collaboration Agreement has terminated, if the locations are still operating. There is also a fixed guaranteed minimum royalty during the term of the Collaboration Agreement.

As previously disclosed, on May 14, 2024, the Company retained Consensus Advisory Services LLC and Consensus Securities LLC (together, “Consensus”), an investment banking firm specializing in consumer-facing companies, to serve as financial advisor to the Board in the pursuit and evaluation of potential strategic opportunities to support the Company and its initiatives. As a result of such evaluation, the Company entered into the transactions described herein. Pursuant to an engagement agreement entered into between the Company and Consensus, upon the closing of the transactions, Consensus is owed a success fee based on the gross capital made available to the Company in the transactions described herein (the “Success Fee”). The Company and Consensus have agreed that, if shareholder approval of the Beyond Proposal is received and the transactions contemplated by the Subscription Agreement are consummated, the Company will pay a portion of the Success Fee in 310,135 shares of Common Stock at a price of $1.85 per share for an aggregate amount equal to $573,750.

We are seeking shareholder approval to issue to Beyond (i) 4,594,594 shares of our Common Stock in connection with the conversion of the outstanding Convertible Term Loan into Common Stock at a conversion price of $1.85 per share, and (ii) 4,324,324 shares of our Common Stock at a purchase price of $1.85 per share for an aggregate purchase price of approximately $8.0 million (collectively, the “Additional Shares”) pursuant to the Subscription Agreement. Subsequent to such issuances, Beyond would own approximately 40% of our outstanding Common Stock.

Reasons for Seeking Shareholder Approval

Our Common Stock is listed on the Nasdaq Global Select Market, and we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rules 5635(b) and (d).

Nasdaq Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. We are seeking shareholder approval of this proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(b) with respect to the issuance of the Additional Shares in the event the issuance could be considered a “change of control” under Nasdaq Listing Rule 5635(b). Our shareholders should note that a “change of control” for purposes of Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Tennessee law, our organizational documents, U.S. income tax laws or any other purpose. While Nasdaq may deem the issuance of the Additional Shares to be a change of control for purposes of Nasdaq Listing Rule 5635(b), we do not believe that the issuance of the Additional Shares will result in a “change of control” of the Company for any other purpose.

Nasdaq Listing Rule 5635(d) requires us to obtain shareholder approval prior to the sale, issuance or potential issuance of shares of common stock (or securities convertible into or exercisable for common stock) in connection with a transaction other than a public offering at a price less than the minimum price which either alone or together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The conversion price applicable to the convertible portion of the Beyond Credit Agreement and the per share purchase price under the Subscription Agreement is less than the applicable “minimum price” calculated in accordance with Nasdaq Listing Rule 5635(d) immediately prior to the execution of the Beyond Credit Agreement and the Subscription Agreement. Approval of the Beyond Proposal will constitute shareholder approval for purposes of Nasdaq Listing Rule 5635(d).

Either Nasdaq Listing Rule 5635(b) or 5635(d) would preclude us from issuing the Additional Shares without receiving shareholder approval. Beyond’s investment would provide additional funds for the Company’s strategic turnaround, paydown part of the outstanding balance on the Company’s senior secured revolving credit facility and provide additional working capital.

Possible Effects if the Beyond Proposal is Not Approved

If the Beyond Proposal is not approved by our shareholders, then, pursuant to the Subscription Agreement, several significant consequences could follow, which could materially affect the Company’s financial stability and future operations:

1.
Termination of the Subscription Agreement. In accordance with the Subscription Agreement, on or prior to 180 days after the date of the Subscription Agreement, either party may terminate the Subscription Agreement upon failure to obtain shareholder approval for the Beyond Proposal. If the Beyond Proposal is not approved at the Special Meeting, we may hold a second Special Meeting to obtain shareholder approval within 180 days of the closing of the Beyond Credit Agreement. Additionally, the Subscription Agreement shall automatically terminate in the event shareholder approval is not obtained at a second Special Meeting at which a vote is held for purposes of seeking the shareholder approval. The lack of this funding could jeopardize our planned operational initiatives that are dependent on the infusion of capital.
2.
Conversion and Extension of Convertible Loan. If shareholder approval has not been obtained by 180 days from closing of the Beyond Credit Agreement, the (i) Convertible Term Loan shall be exchanged for non-convertible term loans in the same amount (the “Additional Non-Convertible Term Loan”) and (ii) the maturity date of any such Additional Non-Convertible Term Loan will be extended from 180 days from closing of the Beyond Credit Agreement to September 30, 2028. As such, conversion of the Convertible Term Loan into an Additional Non-Convertible Term Loan would increase the Company’s (i) overall debt and (ii) interest rate obligations.
3.
Adverse Impact on Liquidity. Without the completion of the transactions associated with the Beyond Proposal, our liquidity and capital resources could face significant strain. The anticipated funds from Beyond are earmarked for specific operational needs, and the absence of these funds would force the Company to reassess its financial strategy. We would need to conserve cash, potentially reducing or delaying key expenditures, which could slow down growth or even result in the scaling back of some operations, including the intended activities under the Collaboration Agreement.
4.
Need for Alternative Financing. If the Beyond Proposal is not approved, the Company would be compelled to seek alternative sources of financing to meet its operational and strategic needs. This might involve exploring debt or equity financing options. However, there is no assurance that such financing would be available on commercially reasonable terms, or that it would be available at all. The inability to secure alternative financing could place the Company at a competitive disadvantage, limit its ability to capitalize on growth opportunities, and potentially lead to financial distress.

 Overall, the non-approval of the Beyond Proposal could have negative consequences for the Company, affecting not only its financial health but also its long-term strategic positioning and ability to grow and compete effectively in the market. It is crucial for shareholders to consider these potential outcomes when deciding how to vote on the Beyond Proposal.

Required Vote

Assuming a quorum is present, to be approved, the affirmative vote of the majority of the votes cast on Proposal No. 1 must be voted “FOR” the approval of the Beyond Proposal. Abstentions will not be considered towards vote totals on Proposal No. 1 and will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the Beyond Proposal.

Proposal 2 — The Adjournment Proposal

We are asking shareholders to approve, if necessary, one or more adjournments of the Special Meeting to solicit additional proxies in favor of the Beyond Proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote

Assuming a quorum is present, to be approved, the affirmative vote of the majority of the votes cast on Proposal No. 2 must be voted “FOR” the Adjournment Proposal. Abstentions will not be considered towards vote totals on Proposal No. 2.

The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

III. SECURITY OWNERSHIP OF KIRKLAND’S

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of November 5, 2024 (except as set forth below), the number of shares of Common Stock beneficially owned by:

•
each beneficial owner of more than five percent of our outstanding Common Stock;
•
each of our directors;
•
each of our current named executive officers (“NEOs”); and
•
all of our directors and executive officers as a group.

The determinations of “beneficial ownership” of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the Exchange Act. Such rule provides that shares shall be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares listed as beneficially owned by them. Unless stated otherwise, the percentage of shares beneficially owned is computed on the basis of 13,117,942 shares of our Common Stock outstanding as of November 5, 2024.

Unless otherwise noted, the address for each person listed is c/o Kirkland’s, Inc., 5310 Maryland Way, Brentwood, TN 37027.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent
Amy E. Sullivan, NEO and Director (1)	39,297	•
W. Michael Madden, NEO (2)	60,159	•
Melody R. Jubert, NEO	—	•
Ann E. Joyce, Director (3)	174,239	1.3%
Susan S. Lanigan, Director	96,563	•
Charlie Pleas, III, Director	180,563	1.4%
Chris L. Shimojima, Director	78,563	•
Jill A. Soltau, Director	27,035	•
John H. Lewis (4) 300 Drakes Landing Road, Suite 172 Greenbrae, CA 94904	1,266,520	9.7%
All executive officers and directors as a group (8 persons) (5)	656,419	5.0%
•
Less than one percent of class
(1)
Includes vested options to purchase 18,218 shares of Common Stock held by Ms. Sullivan.
(2)
Includes vested options to purchase 38,814 shares of Common Stock held by Mr. Madden.
(3)
Includes vested options to purchase 50,000 shares of Common Stock held by Ms. Joyce.
(4)
Includes 111,231 shares to which John H. Lewis has sole voting and dispositive power and 1,155,289 shares to which Mr. Lewis has shared voting and dispositive power through Osmium Partners, LLC. Obtained from Schedule 13D/A filed on October 21, 2024.
(5)
Includes options to purchase 107,032 shares of Common Stock.

VIII. OTHER MATTERS

Shareholder Proposals for the 2025 Annual Meeting

Shareholders may nominate director candidates and make proposals to be considered at the 2025 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2025 Annual Meeting or any other proposal for consideration at the 2025 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 27, 2025 and April 26, 2025.

In addition to being able to present proposals for consideration at the 2025 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2025 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below no later than January 9, 2025, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2025.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Corporate Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027, Attention: Carter R. Todd, Corporate Secretary.

Householding of Proxy Materials

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicative information shareholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain shareholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholder who objects to or wishes to begin householding may notify Investor Relations, Kirkland’s, Inc., in writing at 5310 Maryland Way, Brentwood, Tennessee 37027 or by telephone at (615) 872-4898. We will send an individual copy of the proxy statement to any shareholders who revoke their consent to householding within 30 days of our receipt of such revocation.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. Okapi has been retained to assist with the solicitation of proxies. Okapi will be paid approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. In addition, proxies may be solicited in person or by telephone, facsimile, electronic transmission or by mail on our behalf by Okapi or by certain of the Company’s directors, officers or employees without additional compensation.

Where to Get Additional Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, and proxy statements and other information we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge our website at website at http://ir.kirklands.com as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our company.

CARTER R. TODD
Senior Vice President,
General Counsel and Corporate Secretary

KIRKLAND’S, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 20, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 20, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KIRKLAND’S, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain
1. To approve, subject to certain conditions, the issuance of shares of common stock to Beyond, Inc. pursuant to Nasdaq Listing Rules 5635(b) and 5635(d).		☐	☐	☐

2. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.

		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

KIRKLAND’S, INC. Proxy Solicited on Behalf of The Board of Directors of Kirkland’s, Inc. for the Special Meeting of Shareholders to be held on December 23, 2024

The undersigned, revoking all previous proxies, hereby appoints Amy E. Sullivan, Carter R. Todd and Ann E. Joyce and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Kirkland’s, Inc. to be held at 9:00 a.m. Central Time at Kirkland’s Home corporate offices at 5310 Maryland Way, Brentwood, Tennessee 37027 on December 23, 2024, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE BEYOND PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Continued and to be signed on reverse side